UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

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Lumentum Holdings Inc.

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This Schedule 14A filing consists of the following communication relating to the proposed acquisition (the “Acquisition”) of NeoPhotonics Corporation (“NeoPhotonics”) by Lumentum (“Lumentum”), a Delaware corporation and Neptune Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Lumentum (“Merger Sub”), pursuant to the terms of an Agreement and Plan of Merger, dated November 3, 2021, by and among NeoPhotonics, Lumentum and Merger Sub:

Excerpts of Transcript of Fireside Chat with Alan Lowe, Chris Coldren and Wajid Ali of Lumentum at the Needham Virtual Security, Networking, & Communications Conference relating to the Acquisition

The item listed above was first used or made available on November 16, 2021. The item listed above omits certain sections of the discussion that are unrelated to the Acquisition. Three asterisks (* * *) indicate where discussion unrelated to the Acquisition has been omitted.

Company Name: Lumentum Holdings Inc (LITE)

Event: Needham Virtual Security, Networking, & Communications Conference: Part of 2nd Annual Needham Tech Week

Date: November 16, 2021

<<Alex Henderson, Analyst, Needham & Company>>

Super. So, thanks everybody for joining us today. It’s a real pleasure to have the Lumentum team here. We’ve got CEO, Alan Lowe, we’ve got Chris Coldren; and CFO, Ali Wajid. And this is a fabulous lineup.

So really happy to have you here. It’s fireside chat format. So, if you look at the system in front of you, you can see that there’s an opportunity to ask questions. We would love to have investor questions anytime through the presentation or the fireside chat. So please don’t hesitate to insert your questions into the box.

So, congratulations on the acquisition of NeoPhotonics. I think it’s a great fit. And I’m really glad to see all you guys there. Maybe we could start off with just a little bit of a backgrounder for anybody who doesn’t know the company on the breadth of your product line, and how profitable you are and all that sort of good stuff as a starting point.

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<<Alex Henderson, Analyst, Needham & Company>>

So, if I were to summarize that you are 30% type operating margin company that’s throwing off double-digit growth and you’re valued at 11 times. Very inexpensive stock for very a good growth and very good profitability. Before we get into the detail here, just to set the ground rules you just announced the acquisition of NeoPhotonics what are we allowed to ask or not allowed to ask this, I think, there’s probably a lot of interest around that transaction. But I think you’ve got some constraints around it. So, let’s set the ground rules first before we get into it.

<<Alan Lowe, President & Chief Executive Officer>>

Sure. I mean, I can talk about why now and those kinds of things. I can’t talk about product trimming or merging, I mean, I think, from our perspective, the timing was right now because the great products that NeoPhotonics has and the need for scale. And I think the combination of the two companies together gives confidence to new customers around the ability to invest, to be able to bet their future data center interconnect, for instance on a combined NeoPhotonics momentum business.

And I think today, or two weeks ago, I should say, was the right time that we were able to meet on terms. And we’re going to start the integration planning pretty quickly, and we’ll come out the other side as we close the business and have that plan in place to understand exactly how do we get the synergies and how do we drive operational improvement to drive their gross margins and the combined company gross margins to where we want it to be.

<<Alex Henderson, Analyst, Needham & Company>>

So, let’s jump into some of the broader characteristics of this marketplace. So, this category has kind of bruised a lot of investors over the years because there has been a lot of ups and downs in it. The industry is kind of known for volatility or around forecasting and big misses in big gains and things of that sort. But that’s really not your track record. Your track record is much more predictable and much more consistent.

So, has the environment now changed to the point where we’ve consolidated enough of the category into fewer hands and a lot of companies have gone away that this becomes much more of an investible and predictable arena, or is volatility still going to be the nature of the beast?

<<Alan Lowe, President & Chief Executive Officer>>

I think it is a different world today than it was five or six years ago, in that to your point, some of the consolidation has had meaningful impact on our ability to closely partner with our customers on new designs, next generation designs. And in a lot of the cases, we’re the sole provider of those technologies and products. And so that being case, we sit with our customers and define pricing over a long period of time, as opposed to what happened probably seven or eight years ago, which was the annual auction of business.

And so I think it’s a different environment today where even when there are shortages, there’s not – we’re the sole provider of MxN ROADMs, for example, because they order more from us doesn’t mean they’re going to build an inventory glut of MxN ROADMs, whereas in the past, they could order from five different people, and the inventory would come in, and then they would say, stop, I don’t need anymore. So, I do think it’s a very different situation. And one that is really based on close collaboration with our customers, and the development of enabling technologies and products so they can win.

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<<Alex Henderson, Analyst, Needham & Company>>

Okay. So obviously this is kind of where the Neo transaction plays in. As I understand NeoPhotonics, and I’ve been following them for a really long time. They’ve transitions quite substantially away from the 100-gig, 200-gig stuff. That’s still a portion of their base, but over the last year, their 400-gig, 400-gig plus products as components, not as pluggables, but as components grew, I think it was 70% and achieved 50% of product revenues were anticipating roughly a 50% growth in that, those component piece.

And then the second piece of their puzzle is they’re now taking a page out of the Oclaro book and maybe that’s the former Oclaro CEO, Dougherty over on the board of directors driving them, but 400-gig ZR and some other stuff kicking in as pluggable which could add significantly to their business. Does that portion of the business overlap much with what you’ve got in your portfolio here or is that incremental to the portfolio in transmission?

<<Alan Lowe, President & Chief Executive Officer>>

Yes, I’d say it doesn’t overlap at all. It’s very complimentary, in that their ultra narrow line with tunable laser is something that is, something that most everybody is betting their future transmission products on. And so whether that’s them consuming their own or them selling to everybody else making ZRs or 800-gig modules or 800-gig line cards that is a unique technology. One that is extremely attractive to us as well as to our customers. And so I think, one of the things we did in the transaction was to also provide them with a loan, so that they could invest in the capacity and technology to meet the kind of ramps that you’re talking about Alex. Because we do believe that, that there is going to be strong growth in that key enabling technology.

<<Alex Henderson, Analyst, Needham & Company>>

I want to go back to that basic point. So people don’t maybe not understand why that’s such a differentiated product. So the narrow line with laser is critical because it gives you the, the least amount of dispersion over distance, allowing your transmissions at higher speeds to go further and the cleaner, the light the less distortion, the better the technology, but it’s not just the laser to the extent that you can then use that laser technology, that you have in-house tune your receivers and modulating. So it gives you an advantage of all three pieces is that a fair characterization?

<<Chris Coldren, Senior Vice President, Strategy and Corporate Development>>

Yes, I think it is. And I’d add that, from a customer’s standpoint, as we’ve talked about, in some ways, our product roadmap is as much a customer or a product of the company as the products we’re selling today, because our customers design their next-gen systems around the toolkits that we’re able to provide. And so the broader, the toolkit and our ability to optimize, the individual elements to work together under the guidance of, of what our customers are trying to accomplish is really important to them as opposed to, Hey, I got this thing from over there and I got this other component from somebody else and now I’m trying to figure out how to make them to work together.

They really are looking to us to be able to help them by having that more complete portfolio and being able to sort of design the pieces to work together. And essentially you go back and look, back when we talk about ROADMs one of the reasons why we’ve been successful in ROADMs is having, the complete solution of the underlying component technologies and being able to co-engineer the pieces together to be able to create solutions that are, better than just the sum of market available parts.

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<<Alex Henderson, Analyst, Needham & Company>>

We only got about a minute left. Can you just talk about the, cash flow and your uses of cash going forward beyond the Neo acquisition?

<<Wajid Ali, Chief Financial Officer>>

Yes, no. So we’ve kept our capital deployment strategy pretty consistent, we’ve continued to invest in, in CapEx as we’ve needed to as, our board authorized a $700 million share buyback plan for a two year period. We’ve bought back about $330 million [ph] and $340 million worth in the first couple of quarters. We’ve still got six quarters left. And so our plan is to continue to purchase against that that board authorized plan. And so we haven’t really, with our capital deployment either internally or in terms of our share buybacks because as NeoPhotonics primarily because we continue to generate a lot of cash.

***

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events, including the timing of the proposed transaction and other information related to the proposed transaction. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern the proposed transaction and our expectations, strategy, plans or intentions regarding it. Forward-looking statements in this communication include, but are not limited to, (i) expectations regarding the timing, completion and expected benefits of the proposed transaction, (ii) plans, objectives and intentions with respect to future operations, customers and the market, and (iii) the expected impact of the proposed transaction on the business of the parties. Expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected. These risks include the risk that the transaction may not be completed in a timely manner or at all; the ability to secure regulatory approvals on the terms expected in a timely manner or at all; the effect of the announcement or pendency of the transaction on our business relationships, results of operations and business generally; risks that the proposed transaction disrupts current plans and operations; the risk of litigation and/or regulatory actions related to the proposed transaction; potential impacts of the Covid-19 pandemic; changing supply and demand conditions in the industry; and general market, political, economic and business conditions. The forward-looking statements contained in this communication are also subject to other risks and uncertainties, including those more fully described in filings with the Securities and Exchange Commission, including reports filed on Form 10-K, 10-Q and 8-K and in other filings made by NeoPhotonics and Lumentum with the SEC from time to time and available at www.sec.gov. These forward looking statements are based on current expectations, and with regard to the proposed transaction, are based on Lumentum’s and NeoPhotonics’ current expectations, estimates and projections about the expected date of closing of the proposed transaction and the potential benefits thereof, its business and industry, management’s beliefs and certain assumptions made by NeoPhotonics and Lumentum, all of which are subject to change.

The parties undertake no obligation to update the information contained in this communication or any other forward-looking statement.

Additional Information and Where to Find It

This communication is being made in respect of a proposed business combination involving Lumentum and NeoPhotonics. NeoPhotonics will file relevant materials with the Securities and Exchange Commission (the “SEC”) in connection with the proposed transaction, including a proxy statement on Schedule 14A. Under the proposed terms, promptly after filing its proxy statement with the SEC, NeoPhotonics will mail or otherwise make available the proxy statement and a proxy card to each stockholder entitled to vote at the annual meeting relating to the proposed transaction. NEOPHOTONICS STOCKHOLDERS AND OTHER INVESTORS ARE ADVISED TO CAREFULLY READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IN RESPECT OF THE PROPOSED TRANSACTION WHEN THEY BECOME AVAILABLE, AS THOSE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION.

LUMENTUM AND NEOPHOTONICS URGE INVESTORS AND SECURITY HOLDERS TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Investors and security holders will be able to obtain these materials (when they are available and filed) free of charge at the SEC’s website, www.sec.gov. Copies of documents filed with the SEC by Lumentum (when they become available) may be obtained free of charge on Lumentum’s website at www.lumentum.com or by contacting Lumentum’s Investor Relations Department at investor.relations@lumentum.com. Copies of documents filed with the SEC by NeoPhotonics (when they become available) may be obtained free of charge on NeoPhotonics’ website at https://ir.NeoPhotonics.com or by contacting NeoPhotonics’ Investor Relations at ir@NeoPhotonics.com.

Participants in the Solicitation

The directors and executive officers of NeoPhotonics may be deemed to be participants in the solicitation of proxies from the stockholders of NeoPhotonics in connection with the proposed transaction. Information regarding the interests of these directors and executive officers in the transaction described herein will be included in the proxy statement described above. Additional information regarding NeoPhotonics’ directors and executive officers is also included in NeoPhotonics’ proxy statement for its 2021 Annual Meeting of Stockholders, which was filed with the SEC on April 16, 2021. These documents are available free of charge as described in the preceding paragraph.